Exhibit 23.6

Date: May 19, 2022

ECARX Holdings Inc.

16/F, Tower 2, China Eastern Airlines Binjiang Center

227 Longlan Road, Xuhui District

Shanghai

Re: ECARX Holdings Inc.

Re: Consent of Frost & Sullivan

Ladies and Gentlemen,

We, Frost & Sullivan (Beijing) Inc., Shanghai Branch Co., understand that ECARX Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Company”) plans to file a registration statement on Form F-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with the proposed business combination between the Company and COVA Acquisition Corp. (“COVA”), an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Proposed Business Combination”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our research reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondence with the SEC, (iii) in any other filings with the SEC by the Company or COVA, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) in institutional and retail roadshows and other activities in connection with the Proposed Business Combination, (v) on the websites of Company and COVA and their respective subsidiaries and affiliates, and (vi) in other publicity materials in connection with the Proposed Business Combination.

We further hereby consent to the filing of this consent letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

Yours faithfully, For and on behalf of
Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

/s/ Charles Lau
Name:	Charles Lau
Title:	Consulting Director